CASE NAME:                                                         ACCRUAL BASIS


CASE:                                                                    2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                         MONTH ENDING: NOVEMBER 30, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                                 Chief Financial Officer
---------------------------------------          -------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY                 TITLE


James C. Williams                                December 19, 2002
---------------------------------------          -------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                DATE


PREPARER:

                                                 Chief Fianacial Officer
---------------------------------------          -------------------------------
ORIGINAL SIGNATURE OF PREPARER                   TITLE


James C. Williams                                December 19, 2002
---------------------------------------          -------------------------------
PRINTED NAME OF PREPARER                         DATE

CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-1
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            ------------------------------------


COMPARATIVE BALANCE SHEET
ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT
                                                               Oct. 2002           Nov. 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           397,143             428,794
2. RESTRICTED CASH
3. TOTAL CASH                                                  397,143             428,794
4. ACCOUNTS RECEIVABLE, NET                                    518,127             535,756
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES                                            265,350             224,631
8. OTHER (ATTACH LIST)
9. TOTAL CURRENT ASSETS                                        1,180,620           1,189,181
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               7,579,059           7,579,059
11. LESS:ACCUMULATED                                           3,330,849           3,365,961
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            4,248,210           4,213,098
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          (1,461,925)         (1,616,592)
14. OTHER ASSETS - NET OF                                      237,244             234,455
15. OTHER (ATTACH LIST)                                        179,796             179,796
16. TOTAL ASSETS                                               4,383,945           4,199,938
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE                                           607,832             633,110
18. TAXES PAYABLE                                              284,107             306,407
19. NOTES PAYABLE                                              152,865             109,915
20. PROFESSIONAL FEES
21. SECURED DEBT
22. OTHER (ATTACH LIST)                                        4,611               4,611
23. TOTAL POSTPETITION LIABILITIES                             1,049,415           1,054,043
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               4,555,143           4,546,446
25. PRIORITY DEBT                                              60,090              60,090
26. UNSECURED DEBT                                             3,087,862           3,087,862
27. OTHER (ATTACH LIST)                                        839,848             839,848
28. TOTAL PREPETITION LIABILITIES                              8,542,943           8,534,246
29. TOTAL LIABILITIES                                          9,592,358           9,588,289
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
EQUITY
30. PREPETITION OWNER'S EQUITY                                 (2,726,032)         (2,726,032)
31. POSTPETITION CUMULATIVE PROFIT OR                          (2,482,381)         (2,662,319)
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               (5,208,413)         (5,388,351)
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         4,383,945           4,199,938


Case Name: Alford Refrigerated Warehouses, Inc.                            MOR-1

Case No: 01-39776-BJH-11


                                              Oct `02          Nov `02
14. Capitalized Professional Fees           $   237,244       $ 234,455
      net of Amortization


15. Investment in Subsidiaries              $        10              10

      Deposits                                  179,786         179,786
                                            ------------      ----------
                                            $   179,796       $ 179,796



22. Deferred Revenue                        $     4,611       $   4,611



27. Deferred Income Taxes                   $   697,039       $ 697,039

      Deferred Revenue                          142,809         142,809
                                            ------------      ----------
                                            $   839,848       $ 839,848

CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-2
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            ------------------------------------


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            October, 2002          November, 2002

1. GROSS REVENUES                           474,006                448,550                                      922,556
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              474,006                448,550                                      922,556
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
COSTS OF GOODS SOLD
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             474,006                448,550                                      922,556
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION           16,614                 16,436                                       33,050
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                414,209                401,974                                      816,183
12. RENT & LEASE                            154,667                154,667                                      309,334
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                585,490                573,077                                      1,158,567
15. INCOME BEFORE NON-OPERATING             (111,484)              (124,527)                                    (236,011)
      INCOME & EXPENSE
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        16,263                 16,260                                       32,523
19. DEPRECIATION / DEPLETION                36,765                 35,112                                       71,877
20. AMORITIZATION                           2,789                  2,789                                        5,578
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             55,817                 54,161                                       109,978
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                       3,750                  1,250                                        5,000
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES           3,750                  1,250                                        5,000
27. INCOME TAX
28. NET PROFIT (LOSS)                       (171,051)              (179,938)                                    (350,989)




CASE NAME:   Alford Refrigerated Warehouses, Inc.                ACCRUAL BASIS-3
             ------------------------------------

CASE NUMBER: 01-39776-BJH-11
             ------------------------------------


CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL
                                            October, 2002          November, 2002

1. CASH - BEGINNING OF MONTH                424,360                397,143                                      424,360
---------------------------------------     ------------------     -----------------   ----------------         ---------------
 RECEIPTS FROM OPERATORS
2. CASH SALES                               3,748                  3,464                                        7,212
---------------------------------------     ------------------     -----------------   ----------------         ---------------
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION                              623                    1,330                                        1,953
4. POSTPETITION                             456,096                430,856                                      886,952
5. TOTAL OPERATING RECEIPTS                 460,467                435,650                                      896,117
---------------------------------------     ------------------     -----------------   ----------------         ---------------
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)                      8,119                                                               8,119
9. TOTAL NON-OPERATING RECEIPTS             8,119                                                               8,119
10. TOTAL RECEIPTS                          468,586                435,650                                      904,236
11. TOTAL CASH AVAILABLE                    892,946                832,793                                      1,328,596
---------------------------------------     ------------------     -----------------   ----------------         ---------------
OPERATING DISBURSEMENTS
12. NET PAYROLL                             112,807                95,810                                       208,617
13. PAYROLL TAXES PAID                      41,656                 34,431                                       76,087
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE                23,694                 23,694                                       47,388
16. UTILITIES                               198,790                113,466                                      312,256
17. INSURANCE                               44,281                 45,741                                       90.022
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL                                  1,831                  1,057                                        2,888
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE                   35,165                 46,958                                       82,123
23. SUPPLIES                                2,568                  12,432                                       15,000
24. ADVERTISING
25. OTHER (ATTACH LIST)                     31,011                 29,160                                       60,171
26. TOTAL OPERATING DISBURSEMENTS           491,803                402,749                                      894,552
---------------------------------------     ------------------     -----------------   ----------------         ---------------
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                       4,000                  1,250                                        5,250
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES           4,000                  1,250                                        5,250
31. TOTAL DISBURSEMENTS                     495,803                403,999                                      899,802
32. NET CASH FLOW                           (495,803)              (403,999)                                    (899,802)
33. CASH - END OF MONTH                     397,143                428,794                                      428,794


Case Name: Alford Refrigerated Warehouses, Inc.                           MOR-3

Case No: 01-39776-BJH-11

                                                      Oct `02       Nov `02
8.   Repayment of inter-co rent, by court order      $  8,119     $     0


25. Bank Charges                                     $     349    $   369

      Licenses & Fees                                       29      4,168

      Employee withholdings for Child Support,
      Irs Levy, 401(K), Credit Union,
      Medical Premiums                                  30,633     24,623
                                                     ----------   ---------
                                                     $  31,011    $29,160

CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-4
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11
            -----------------------------------


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   October, 2002       November, 2002

1. 0 - 30                                                          296,290             340,755
2. 31 - 60                                                         56,045              41,204
3. 61 - 90                                                         23,215              11,390
4. 91 +                                                            52,020              52,715
5. TOTAL ACCOUNTS RECEIVABLE                                       427,570             446,064
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       427,570             446,064



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: November, 2002
                                                                                           ---------------
TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS           61 - 90 DAYS         91+            TOTAL
                                                                                                           DAYS

1. FEDERAL                                                                                                 31,470         31,470

2. STATE
3. LOCAL                                    22,300             22,300                22,300                208,037        274,937
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      22,300             22,300                22,300                239,507        306,407

6. ACCOUNTS PAYABLE                         39,547             0                     0                     216            39,763




STATUS OF POSTPETITION TAXES                                              MONTH: October, 2002
                                                                                --------------
FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME                                     31,470                                                                      31,470
6. OTHER (ATTACH LIST)
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
7. TOTAL FEDERAL TAXES                        31,470                                                                      31,470
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY                             252,637                     22,300                                          274,937
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     252,637                     22,300                                          274,937
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               284,107                     22,300                                          306,407
------------------------------------------    --------------------------- -------------------------------- -------------  ----------

* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero ** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-5
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                               MONTH: November, 2002
            -----------------------------------                  ---------------

      The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2      Account #3
                                                         ---------------  --------------  ---------------

A. BANK                                                  Comerica         Comerica        Comerica
B. ACCOUNT NUMBER                                        1880803067       1880803091      1880803026          Total
C. PURPOSE (TYPE)                                        DIP              Cash            DIP
                                                                          Collateral
1. BALANCE PER BANK STATEMENT                            74,486           51,135          598
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          73,712           47,989
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           774              3,146           598
6. NUMBER OF LAST CHECK WRITTEN                          40315            60774           1035



INVESTMENT ACCOUNTS                                      Account #1       Account #2         Account #3
                                                         ---------------  ----------------   --------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE
7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS


CASH
12. CURRENCY ON HAND

13. TOTAL CASH - END OF MONTH



CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-5
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11                               MONTH: November, 2002
            ------------------------------------                 ---------------

      The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #4       Account #5       Account #6
                                                         ---------------  ---------------  ----------------

A. BANK Comerica Comerica
B. ACCOUNT NUMBER                                        1880803075       1880803083                          Total
C. PURPOSE (TYPE)                                        GE Cash Coll.    FWCS Cash
1. BALANCE PER BANK STATEMENT                            442,428          2,310                               570,957
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          23,030                                               144,731
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           419,398          2,310                               426,226
6. NUMBER OF LAST CHECK WRITTEN                          1170             30003



INVESTMENT ACCOUNTS                                      Account #4       Account #5         Account #6
                                                         ---------------  -----------------  ----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND 2,568

13. TOTAL CASH - END OF MONTH                                                                                   428,794




CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-6
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11                               MONTH: November, 2002
            ------------------------------------                 ---------------

PAYMENTS TO INSIDERS AND PROFESSIONALS

          OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                                INSIDERS
NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.J.C. Williams                    Salary                            8,797                              118,321
2.K.R. McGinnis                    Salary                            7,640                              99,031
3.J.Y. Robichaud                   Salary                            0                                  26,000
4.J.C. Williams                    Travel Expenses                   940                                4,004
5.J.Y. Robichaud                   Travel Expenses                   0                                  12,602
6. TOTAL PAYMENTS TO INSIDERS                                        17,377                             259,958


                                                     PROFESSIONALS
NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED
                                       PAYMENT                                                             DATE           & UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0

* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED


                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS
NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID                  TOTAL UNPAID
                                   PAYMENTS DUE                     DURING MONTH                  POSTPETITION

1.G.E. Business Asset              23,694                           23,694                        1,824,160
2.Cadiz Properties, Inc.           154,667                          0                             1,891,696
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  23,694                        3,715,856


CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-7
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11                               MONTH: November, 2002
            ------------------------------------                 ---------------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                                    X
4. Have any payments been made on prepetition liabilities this reporting period?                                   X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                          INSTALLMENT PAYMENTS
TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY

Property                           Chubb                             03/22/02-03/22/03                  $170,073 per year
Excess Property                    Westchester/Commonwealth          03/22/02-03/22/03                  $102,359 per year
Boiler & Machinery                 Travelers                         03/22/02-03/22/03                  $10,061 per year
CGL                                Scottsdale                        08/01/02-08/01/03                  $37,154 per year
Commercial Umbrella                United National                   08/01/02-08/01/03                  $16,958 per year
Worker' Compensation               Arch Specialty Insuranc           09/12/02-09/12/03                  $90,170 per year



Case Name: Alford Refrigerated Warehouses, Inc.                          MOR-7

Case No: 01-39776-BJH-11



4. Payments have been made for long term secured debt. Payments are detailed on MOR-6.